Unlimited Sky Holdings, Inc.

Unlimited Sky Real Estate Investment Trust, Inc

Board of Directors Services Agreement

This Board of Directors Services Agreement (the "Agreement"), dated 3/28/ 2013, is entered into between Unlimited Sky Holdings, Inc., a Virginia Corporation and Unlimited Sky Real Estate Investment Trust, Inc, a Virginia Real Estate Investment Trust, (the "Companies"), and

Kerry Gillispie

2115 Plank Dr.

Blacksburg, Virginia 24060

Cell Ph 540-320-1684

Office Ph 540-551-1010

SS# 228-60-7083

An individual known as ("Director").

WHEREAS, the Companies desire to retain the services of the board for the benefit of the Companies and its stockholders; and

WHEREAS, Director desires to continue to serve on the company's Board of Directors for the period of time and subject to the terms and conditions set forth herein;

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

1. **Board Duties**: Director agrees to provide services to the Companies as a member of the Board of Directors. Director shall, for so long as he remains a member of the Board of Directors, but in any case not less than one year from the date hereof, meet with the Companies upon written request, at dates and times mutually agreeable to Director and the Companies, to discuss any matter involving the Companies or its Subsidiaries, which involves or may involve issues of which Director has knowledge and cooperate in the review, defense or prosecution of such matters. Director acknowledges and agrees that the Companies may rely upon Director's expertise in product development, marketing or other business disciplines where Director has a deep understanding with respect to the Company's business operations and that such requests may require substantial additional time and efforts in addition to Director's customary service as a member of the Board of Directors. Director will notify the Companies promptly if he is subpoenaed or otherwise served with legal process in any matter involving the Companies or its subsidiaries. Director will notify the Companies if any attorney who is not representing the Companies contacts or attempts to contact the Director (other than Director's own legal counsel) to obtain information that in any way relates to the Companies or its Subsidiaries, and

Director will not discuss any of these matters with any such attorney without first so notifying the Companies and providing the Companies with an opportunity to have its attorney present during any meeting or conversation with any such attorney.

2. **Compensation**: All compensation arrangements that existed prior to execution of this Agreement, including but not limited to the employment and non-competition agreement, are hereby terminated. As compensation for services provided herein, the Companies shall pay Director TEN THOUSAND DOLLARS ($10,000.00) per year, in the aggregate, as long as the Director continues to fulfill his duties and provide the services set forth above. Payments shall be made to the Director in (4) quarterly payments.
3. **Benefits and Expenses**: The Companies will reimburse Director for reasonable business expenses incurred on behalf of the Companies in connection with discharging his duties as a Board Member. Any additional expenses shall be pre-approved by the CEO or controller of the Companies and will be reimbursed subject to receiving reasonable substantiating documentation relating to such expenses. Any existing property of the Companies used by Director may be purchased by from the Companies at its current fair market value, to be determined in good faith by the CFO of the Companies, or returned to the Companies. The Companies shall also provide errors, omission and liability insurance for the Director.
4. **Mutual Non-Disparagement**: Director and the Companies mutually agree to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments made to any party with respect to either of them. Further, the parties hereto agree to forbear from making any public or non-confidential statement with respect to any claim or complaint against either party without the mutual consent of each of them, to be given in advance of any such statement.
5. **Anti-Dilution**: The Company agrees not to issue equity capital for consideration less than fair market value, or otherwise issue equity capital that would have the effect of diluting Director's ownership position in the Companies in a manner that is not implemented pro-rata with respect to all stockholders. Issuance of stock options or other equity grants to employees or consultants, shares issued in connection with acquisitions approved by the Board of Directors, and shares issued for consideration at fair market value shall not be considered dilutive.
6. **Cooperation**: In the event of any claim or litigation against the Companies and/or Director based upon any alleged conduct, acts or omissions of Director during the tenure of Director as an officer of the Companies, whether known or unknown, threatened or not as of the time of this writing, the Companies will cooperate with Director and provide to Director such information and documents as are necessary and reasonably requested by Director or his counsel, subject to restrictions imposed by federal or state securities laws or court order or injunction.
7. **Board of Directors Status of Director**: Director's membership on the Company's Board of Directors shall not be disturbed for at least the greater of any period of time: (a) specified in any other agreement or contract defining Director's role as a member of the Board of Directors, (b) a period of three years from the date hereof, or (c) so long as Director owns, directly or indirectly, at least 10% of the issued or outstanding equity stock in the Companies. Membership on the Board shall require adherence to board member conduct policies adopted by the board and enforced equally upon all directors. Director may voluntarily resign his position on the Board of Directors at any time and without penalty or liability of any kind, subject to Section 2 above.

8. **Confidentiality:** Subject to exceptions mutually agreed upon by the parties to this Agreement in advance and in writing, the terms and conditions of this Agreement shall remain confidential and protected from disclosure except as required by law in connection with any registration or filing, in relation to a lawful subpoena, or as may be necessary for purposes of disclosure to accountants, financial advisors or other experts, who shall be made aware of an agree to be bound by the confidentiality provisions herein.
9. **Governing Law:** This agreement shall be governed by the law of the Commonwealth of Virginia. In the event of any dispute regarding the performance or terms hereof, the prevailing party in any litigation shall be entitled to an award of reasonable attorney's fees and costs of suit, together with any other relief awarded hereunder or in accordance with governing law.

In witness whereof, the parties hereto enter into this Agreement as of the date first set forth above.

Unlimited Sky Holdings, Inc	DIRECTOR
[signature] Date 6/14/2013	[signature] Date 6/17/2013
Chairman/President	
Unlimited Sky Real Estate Investment Trust, Inc	DIRECTOR
[signature] Date 6/14/2013	[signature] Date 6/17/2013
Chairman/President	

Amendment To
Unlimited Sky Holdings, Inc
Board Agreement

This Amendment to a previously executed Board of Director Agreement, executed on 03/28/13 and attached hereto for reference (the "Initial Agreement"), is entered into as of the date of the last signature affixed hereto, by and between Unlimited Sky Holdings, Inc., a Virginia Corporation (hereafter referred to as "Unlimited Sky Holdings" or the Company), and **Kerry Gillispie** (hereafter referred to as "Director").

In consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Director hereby agree to the following:

1. The Compensation described in Paragraph [2] of the Initial Agreement shall not commence until the Company accrues at least five hundred thousand dollars ($500,000) in investment capital from its initial public offering.

IN WITNESS WHEREOF, Unlimited Sky Holdings, Inc. and Director have executed and delivered this Agreement as of the date written below.

Kerry G. Gillispie
Director

Unlimited Sky Holdings, Inc.
By: Tokie D. Kinser 3/28/13

Name: Tokie D Kinser

Title: President